Exhibit 14

BANK OF AMERICA, N.A. MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED One Bryant Park New York, New York 10036	DEUTSCHE BANK AG NEW YORK BRANCH DEUTSCHE BANK SECURITIES INC. 60 Wall Street New York, New York 10005	PNC BANK, NATIONAL ASSOCIATION PNC CAPITAL MARKETS LLC 1900 East 9th Street Cleveland, Ohio 44114	KEYBANK NATIONAL ASSOCIATION KEYBANC CAPITAL MARKETS INC. 127 Public Square Cleveland, Ohio 44114	MACQUARIE CAPITAL (USA), INC. MIHI LLC 125 W. 55TH Street New York, New York 10019

CONFIDENTIAL

July 3, 2013

Century Intermediate Holding Company

1 American Road

Cleveland, Ohio 44144

Attention: Zev Weiss

Project Century

Amendment to Commitment Letter

Ladies and Gentlemen:

Reference is made to that certain Commitment Letter dated as of March 29, 2013 (the “Commitment Letter”) among you, Bank of America, N.A. (“Bank of America”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPFS” and, together with Bank of America, “BAML”), Deutsche Bank AG New York Branch (“DBNY”) and Deutsche Bank Securities Inc. (“DBSI” and, together with DBNY, “Deutsche Bank”), PNC Bank, National Association (“PNC Bank”) and PNC Capital Markets LLC (“PNC Capital” and, together with PNC Bank, “PNC”), KeyBank National Association (“KeyBank”), and Macquarie Capital (USA), Inc. (“Macquarie Capital”) and MIHI LLC (“MIHI” and together with Macquarie Capital, “Macquarie”; BAML, Deutsche Bank, PNC, KeyBank and Macquarie are hereinafter referred to as the “Commitment Parties”, “we” or “us”) regarding the arrangement, underwriting and syndication of senior secured credit facilities (the “Senior Credit Facilities”) for the purpose of financing in part the Acquisition (as defined in the Commitment Letter). Unless otherwise defined herein, capitalized terms shall have the same meanings as specified therefor in the Commitment Letter.

Each of the undersigned hereby agrees that, from and after the date hereof, the Commitment Letter shall be amended as follows:

1. The reference to “$584.5 million” in the first paragraph of the Commitment Letter is replaced with a reference to “$611.9 million”.

2. Clause (i) under the sub-heading “Revolving Credit Facilities” under the heading “Senior Credit Facilities” in Annex I to the Commitment Letter is amended and restated in its entirety to read as follows:

“(i) on the Closing Date, solely to fund (x) additional original issue discount and/or upfront fees that may be imposed pursuant to the exercise of the market flex provisions in the Fee Letter, and (y) up to $25.0 million to finance in part the Acquisition and”

3. The first sentence of clause (i) in Annex II to the Commitment Letter is amended and restated in its entirety to read as follows:

“The Acquisition shall be consummated pursuant to the Agreement and Plan of Merger provided to the Lead Arrangers by email at approximately 2:43 p.m., prevailing New York time, on March 29, 2013 (as amended pursuant to that certain Amendment No. 1 to Agreement and Plan of Merger dated as of July 3, 2013 and subject to any other modifications, consents or waivers thereto that comply with the provisions of this clause (i), and together with the exhibits and schedules thereto, the “Acquisition Agreement”) concurrently with the closing of the Senior Credit Facilities.”

This Amendment to Commitment Letter is subject to the confidentiality provisions set forth in Section 6 of the Commitment Letter. This Amendment to Commitment Letter may be executed in any number of counterparts, each of which when executed will be an original, and all of which, when taken together, will constitute one agreement. Delivery of an executed counterpart of a signature page of this Amendment to Commitment Letter by facsimile transmission or electronic transmission (in pdf format) will be effective as delivery of a manually executed counterpart hereof.

This Amendment to Commitment Letter shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature Pages Follow]

We are pleased to have the opportunity to work with you in connection with this important financing.

Very truly yours,

BANK OF AMERICA, N.A.

By:	/s/ Samuel Baruch
Name:	Samuel Baruch
Title:	Director

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Samuel Baruch
Name:	Samuel Baruch
Title:	Director

Signature Page to Amendment to Commitment Letter – Project Century

DEUTSCHE BANK AG NEW YORK BRANCH

By:	/s/ Kathryn Burch
Name:	Kathryn Burch
Title:	Associate

By:	/s/ Scottye Lindsey
Name:	Scottye Lindsey
Title:	Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Chris Dorsett
Name:	Chris Dorsett
Title:	Director

By:	/s/ Frank Fazio
Name:	Frank Fazio
Title:	Managing Director

Signature Page to Amendment to Commitment Letter – Project Century

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Christian S. Brown
Name:	Christian S. Brown
Title:	Senior Vice President

PNC CAPITAL MARKETS LLC

By:	/s/ Joshua R. Sosland
Name:	Joshua R. Sosland
Title:	Managing Director

Signature Page to Amendment to Commitment Letter – Project Century

KEYBANK NATIONAL ASSOCIATION

By:	/s/ J. D. Fowler
Name:	J. D. Fowler
Title:	Director

Signature Page to Amendment to Commitment Letter – Project Century

MACQUARIE CAPITAL (USA), INC.

By:	/s/ Stephen Mehos
Name:	Stephen Mehos
Title:	Senior Managing Director

By:	/s/ Lisa Grushkin
Name:	Lisa Grushkin
Title:	Senior Vice President

MIHI LLC

By:	/s/ Andrew Stock
Name:	Andrew Stock
Title:	Executive Director/Authorized Signatory

By:	/s/ Stephen Mehos
Name:	Stephen Mehos
Title:	Authorized Signatory

Signature Page to Amendment to Commitment Letter – Project Century

Accepted and agreed to as of the date first written above:

CENTURY INTERMEDIATE HOLDING COMPANY

By:	/s/ Zev Weiss
Name:	Zev Weiss
Title:	Vice President and Secretary

Signature Page to Amendment to Commitment Letter – Project Century